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                                                                   EXHIBIT 10.9


                     SATURN ELECTRONICS & ENGINEERING, INC.
                                                                         DOC: #3
                       1995 MANAGEMENT STOCK OPTION PLAN


I.   PURPOSE.

     The purpose of this 1995 Management Stock Option Plan (the "Plan") is to give certain officers, executive personnel, and directors ("Participants") who are not affiliated with a corporate shareholder of Saturn Electronics & Engineering, Inc., a Michigan corporation (the "Company"), and corporations with respect to which the Company directly or indirectly controls 50% or more of the combined voting power ("Subsidiaries"), an opportunity to acquire options for future purchase of common stock of the Company ("Common Stock"). This plan is intended to provide an incentive for such Participants to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for Participants to join or remain with the Company and its Subsidiaries.

     The Plan is based on the expectation that the shares of the Company will be publicly traded. However, there is no guarantee that the shares will be publicly traded. If none of the events described in Section IV (C or D) occur before stock options expire, Participants will not have the right to exercise stock options.

II.  ADMINISTRATION.

     A. The Plan shall be administered by a committee ("Compensation Committee" or "Committee") appointed by the Board of Directors of the Company ("Board"). The Committee shall be composed of not fewer than two members of the Board who are not employed by the Company ("Nonemployee Directors"). No member of the Committee may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time, during the twelve-month period prior to such exercise or participation, he or she has been granted or awarded stock, restricted stock, stock options, stock appreciation rights or any other derivative security of any Company or an affiliate thereof under this Plan or any similar plan of the Company except as permitted in Rule l6b-3(c)(2)(i)(A) through (D) under the Securities Exchange Act of 1934. In the event of a public offering, members of the Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration of the Plan as set forth in rule 16b-3, as it may be amended from time to time. The decisions of the Committee under the Plan shall be conclusive and binding. No member of the Board or the Committee shall be liable for any action taken, or determination made, hereunder in good faith. Service on the Committee shall constitute service as a director



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         of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its bylaws.

     B. POWERS. Within the express limits of Plan provisions, the Committee shall determine:

         1. The Participants to whom awards hereunder shall be granted;
         2. The time or times at which such awards shall be granted;
         3. The form and amount of the awards; and
         4. The limitations, restrictions and conditions applicable to any such award.

         In making such determinations, the Committee may take into account the nature of the services rendered by such Participants, or classes of Participants, their present and potential contributions to the Company's success and such other factors as the Committee, shall deem relevant. All awards are subject to the approval of the Board.

     C. INTERPRETATIONS. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

     D. DETERMINATIONS. The determinations of the Committee, along with Board approval, on all matters regarding the Plan shall be conclusive and binding upon all parties.

     E. NONUNIFORM DETERMINATIONS. The Committee's determinations under the Plan including, without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

III. AWARDS UNDER THE PLAN.

     A. FORM. Awards under the Plan shall be granted in the form of nonstatuatory stock options ("Stock Options"), as described in Section IV.D.

     B. MAXIMUM LIMITATIONS. The aggregate number of shares of Common Stock which will be available for grant under the Plan is 465,000 subject to adjustment pursuant to Section III.C. The maximum number of shares which may be issuable to a single individual pursuant to Options under the Plan is 116,250. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised,



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          in whole or in part, for any reason, the number of shares subject to such Stock Option or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

     C. ADJUSTMENT PROVISIONS. The aggregate number of shares of Common Stock with respect to which Stock Options shall be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option and the exercise price per share of each such Stock Option may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section III.C. shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

IV.  STOCK OPTIONS.

     Stock Options may be granted under the Plan for the purchase of Common Stock. Stock Options shall be in such form and upon such terms and conditions as the Committee shall from time to time determine, subject to the following:

     A. EXERCISE. Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement ("Option Agreement") between the Participant and the Company, as the Committee shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan. Option Agreements need not be identical.

     B. EXERCISE PRICE. The per share exercise price of each Stock Option shall be fixed by the Committee in the Option Agreement, but shall not be less than 100% of the fair market value, as defined in Section XI, of the Common Stock subject to such Stock Option on the date of grant.

     C. DURATION OF OPTION. The period during which a Stock Option may be exercised shall be such period as the Committee establishes and includes in the Option Agreement, provided that such period shall not exceed ten (10) years from the date of grant, unless subsequently extended.




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     D.   EXERCISABILITY. Stock Options shall become exercisable for the number of shares Common Stock fixed by the Committee in the Stock Option Agreement, as specified by the terms below in accordance with the earliest of the following to occur:

          1.   In the event that the Company

               a. Offers its shares to the public under a registration statement made effective by the Securities Exchange Commission ("Initial Public Offering" or "IPO"), or

               b. Merges with a corporation whose shares are publicly traded but does not experience a Change of Control (as defined in Section IX)

          stock options awarded through the Plan will become exercisable according to the following schedule:



--------------------------------------------------------------------------------
   TIME FRAME                                         % OF ALL AWARDED
                                                      OPTIONS TO VEST
--------------------------------------------------------------------------------
   12 months after effective date of IPO               25%
--------------------------------------------------------------------------------
   18 months after effective date of IPO               25%
--------------------------------------------------------------------------------
   24 months after effective date of IPO               25%
--------------------------------------------------------------------------------
   30 months after effective date of IPO               25%
--------------------------------------------------------------------------------

          2. In the event of a Change of Control (as defined in Section IX), all Options shall become immediately exercisable.

          3. The Committee shall retain the right to trigger exercisability at any other time which it determines, in its sole discretion, to be appropriate.

     E. TERMINATION OF OPTIONS. If one of the events described in IV.C.1, 2 or 3 above do not occur by the end of the option period specified by the Committee in the Option Agreement, each Stock Option awarded under the Option Agreement shall expire and all rights to purchase Common Stock thereunder shall cease on the date specified in the Option Agreement.

     F. TYPE OF STOCK OPTIONS. Stock Options awarded to Participants under the Plan shall be non-qualified Stock Options and are not intended to qualify as incentive stock options under Section 422A of the Internal Revenue Code (the "Code").

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     G.   CONDITIONS OF GRANT. The Committee, in its discretion, may, as a condition to the grant of a Stock Option, require a Participant who is the recipient of such Stock Option to enter into one or more of the following agreements with the Company on or prior to the date of grant of such Stock Option:

          1. A covenant not to compete with the Company and its subsidiaries, which shall become effective on the date of termination of employment of the Participant with the Company and which shall contain such terms and conditions as shall be specified by the Committee; and

          2. An agreement to execute a stock restriction agreement with the employer at the date of exercise that imposes certain restrictions upon the transferability of the option stock.

          If the Participant shall fail to enter into any such agreement at the request of the Committee, then no Stock Options shall be granted hereunder to such Participant (or, if granted, shall not be exercisable) and the number of shares of Common Stock that would have been subject to such Stock Option shall be added to the remaining number of shares available for grant as a Stock Option under the Plan.

     H. Any Stock Option granted and vested under the Plan may be exercised by the Participant, by a legatee or legatees of such Stock Option under the Participant's last will, or by his or her executors, personal representatives or distributees.

          1. The Option may be exercised, as specified in the Option Agreement, by:

               a. Delivering to the Secretary of the Company written notice of the number of shares of Common Stock with respect to which the Stock Option is being exercised; or

               b. Delivering such notice to a broker-dealer with a copy to the Secretary of the Company.

          2. Except as otherwise provided in the Plan or in any Option Agreement, and at the sole discretion of the Committee, the purchase price of Common Stock upon exercise of any Stock Option by a Participant shall be paid in full by one of the following methods:

               a.   In cash or certified check by the Participant;




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               b.   By a broker-dealer to whom the Participant has submitted an exercise notice consisting of a fully endorsed Stock Option;

               c. In Common Stock valued at its fair market value, as defined in Section XI, on the date of exercise;

               d. By agreeing to surrender Stock Options then exercisable by him or her valued at the excess of the aggregate fair market value of the Common Stock, as defined in Section XI, over the aggregate option exercise price of such Common Stock;

               e. By directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Stock Option having an aggregate fair market value on the date of exercise equal to the exercise price of the Stock Option; or

               f. By such other medium of payment as the Committee, in its discretion, shall authorize, or by any combination of a, b, c, d, and e at the discretion of the Committee.

               In the case of payment pursuant to b, c, d, e or f above, the Participant's election must be made on or prior to the date of exercise of the Stock Option and must be irrevocable. In the event of an IPO or merger with a public corporation, a Participant who is an insider subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16 Insider") and who elects payment pursuant to Section IV.F.2.e. above, the election must be made in writing either (a) within ten (10) business days beginning on the third business day following release of the Company's quarterly or annual summary of earnings and ending on the twelfth business day following such day or (b) at least six
               (6) months prior to the date of exercise of such Stock Option. The Company shall issue, in the name of the Participant, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise.

     I. Whenever the Company is required to issue or transfer shares of Common Stock to a Participant under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. In lieu of requiring a Participant to make a payment to the Company in an amount related to the withholding tax requirement, the Committee may, in its discretion, provide that at the Participant's election, the tax withholding obligation shall be satisfied by the Company's withholding a portion of the

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          shares otherwise distributable to the Participant, such shares being valued at their fair market value, as defined in Section XI, at the date of exercise, or by the shares previously delivered by the Company, such shares being valued at their fair market value, as defined in Section XI, as of the date of delivery of such shares by Participant to the Company. Notwithstanding any provision of the Plan to the contrary, (i) a Section 16 Insider's election pursuant to the preceding sentence must be made on or prior to the date as of which income is realized by the Section 16 Insider in connection with such benefit and must be irrevocable, and (ii) if the Section 16 Insider elects to have shares withheld from those otherwise issuable, then the election must be made in writing either (a) within the 10 business days beginning on the third business day following the release of the company's quarterly or annual summary of earnings and ending on the 12th business day following such day, or (b) at least six months prior to the date the income is realized.

V.   TRANSFERABILITY.

     No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy of attachment or similar process upon the Stock Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by a Participant during his or her lifetime, or pursuant to Section VIII. C., by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance.

VI.  DISSOLUTION.

     Upon the dissolution or liquidation of the Company, each Stock Option granted hereunder shall expire as of the effective date of such transaction.

VII. EFFECTIVE DATE AND CONDITIONS SUBSEQUENT TO EFFECTIVE DATE.

     A. The Plan shall become effective on the date of the approval of the Plan by the Board, and the Plan shall be null and void and of no effect if such condition is not fulfilled, and in such event each Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. In the event of an IPO, shareholder approval must be obtained one year, before or after the effective date of the offering, or the plan will be null and void and of no effect as of the date of the public offering.


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     B.   No grant or award shall be made under the Plan more than ten (10)
          years from the date of adoption of the Plan by the Board; provided, however, that the Plan and all Stock Options granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related Option Agreements.

VIII.     TERMINATION OF EMPLOYMENT.

     Stock Options shall expire in accordance with Section IV.E. herein, or in the case of termination of employment, as described below:

     A. OTHER THAN FOR CAUSE, DEATH, DISABILITY OR RETIREMENT. If the Participant's employment with the Company and all subsidiaries is terminated for any reason, other than cause, retirement, death or disability (as determined solely by the Board), and the Stock Option or a portion thereof is exercisable on the date of termination, the Stock Option shall expire on the earlier of 90 days after such termination of employment or the date the Stock Option expires in accordance with the related Option Agreement.

     B. CAUSE. If the Participant is terminated for cause, as determined by the Board, all Stock Options shall expire on the first to occur of the expiration date set forth in the applicable Option Agreement, or date and time of termination of employment.

     C. DEATH, DISABILITY OR RETIREMENT. If the Participant's employment with the Company and all Subsidiaries is terminated due to retirement, disability (as determined solely by the Board) or death, and the Stock Option or a portion thereof was exercisable on the date of employment termination, the Stock Option shall expire on the earlier of the first anniversary of such termination of employment or the date the Stock Option expires in accordance with this related Option Agreement.

     D. TERMINATION BEFORE A PUBLIC OFFERING, MERGER, CHANGE OF CONTROL, OR COMMITTEE DETERMINED VESTING. Notwithstanding VIII.A., B., and C., relating to termination of employment, a Stock Option expires on the date of termination of employment unless an IPO, merger with a public corporation, Change of Control, as defined in Section IX, or Committee determined vesting occurs prior to the date of employment termination.

  IX. CHANGE IN CONTROL.

         A Change of Control shall occur if any of the following take place:



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    A.   Any person (as such term is used in Section 13) of the Securities
         Exchange Act of 1934 and the rules and regulations thereunder and including any Affiliate or Associate of such person, as defined in Rule 12b-2 under said Act, and any person acting in concert with such person), other than shareholders as of the date of adoption of the Plan, directly or indirectly acquires or otherwise becomes entitled to vote more than 50 percent of the voting power entitled to be cast at elections for directors ("Voting Power") of the Company; or

    B. There occurs any merger or consolidation of the Company, or any sale, lease or exchange of all or any substantial part of the consolidated assets of the company and its subsidiaries to any other person and

         1. In the case of a merger or consolidation, the holders of outstanding stock of the Company entitled to vote in elections of directors immediately before such merger or consolidation hold less than 50 percent of the Voting Power of the survivor of such merger or consolidation or its parent; or

         2. In the case of any such sale, lease or exchange, the Company does not own at least 50.1 percent of the Voting Power of the other person.

X. POSTPONEMENT OF EXERCISE.

   The Committee may postpone any exercise of a Stock Option for such time as the Committee, in its sole discretion, may deem necessary in order to permit the Company to:

    A. Effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable upon the exercise of a Stock Option under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

    B.   Permit any action to be taken in order to:

         1. List such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange; or

         2. Comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed, or

    C. Determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in B.2. above needs to be taken; and


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         the Company shall not be obligated by virtue of any terms and conditions of any Option Agreement or any provision of the Plan to recognize the exercise of a Stock Option or to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof. Any such postponement shall not extend the terms of a Stock Option and neither the Company nor its directors or officers shall have any obligation or liability to any Participant or any other person with respect to any shares of Common Stock as to which the Stock Option shall lapse because of such postponement.

XI. MISCELLANEOUS.

    A. NO OBLIGATION TO EXERCISE OPTIONS. The granting of a Stock Option shall impose no obligation upon a Participant to exercise such Stock Option.

    B. TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Stock Option granted hereunder or may at any time terminate the Plan, except that, if an IPO has been made, or the Company has merged with a public corporation, it may not (except to the extent provided in Section III.C. hereof):

         1. Materially increase the total number of shares of Common Stock available for grant to Section 16 Insiders under the Plan;

         2. Materially increase benefits to Section 16 Insiders under the Plan, or

         3. Materially change the class of Section 16 Insiders eligible to be granted Stock Options under the Plan.

         No action taken by the Board under this Section may materially and adversely affect any outstanding Stock Option without the consent of the holder thereof.

    C. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

    D. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Participant.


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    E.   RIGHTS AS A SHAREHOLDER. No Participant shall have any right or privilege as a shareholder unless and until certificates for shares of Common Stock are issuable to him or her.

    F. LEAVES OF ABSENCE AND DISABILITY. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

         1. Whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan; and

         2. The impact, if any, of any such leave of absence on awards under the Plan theretofore made to any Participant who takes such leave of absence.

    G. FAIR MARKET VALUE. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

         1. IF AN IPO HAS BEEN MADE OR IF THE COMPANY HAS MERGED WITH A PUBLIC CORPORATION.

              A. If the Common Stock is principally traded on an exchange or market in which prices are reported on a bid and asked basis, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

              B. If the Common Stock is principally listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; or

              C. If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

         2. IF NO IPO HAS BEEN MADE AND NO MERGER WITH A PUBLIC CORPORATION HAS OCCURRED. The value shall be determined as of the end of each fiscal year using a method which is consistent with the method used to value the Company during previous merger negotiations. The value determined as of the end of a fiscal year shall be the fair market value for all options granted during the following fiscal year.


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    H.  NOTICES.  Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company

         1. On the date it is personally delivered to the Secretary of the Company at its principal executive offices; or

         2. Three business days after it is sent by registered or certified mail; postage prepaid, addressed to the Secretary at such offices.

         and to an Optionee:

         3.   On the date it is personally delivered to him or her; or

         4. Three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

    I. APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the plan and Stock Options granted hereunder shall be determined in conformity with the laws of the State of Michigan.

    J. ELIMINATION OF FRACTIONAL SHARES. If under any provision of the Plan that requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares shall be rounded down to the next whole number.

    K. STOCK RESTRICTION AGREEMENT. Notwithstanding anything to the contrary contained in the Plan, the Company shall be under no obligation to sell or deliver Common Stock under the Plan to an Optionee unless such Optionee shall execute a Stock Option Agreement substantially in the form of Exhibit A attached hereto, which contains provisions regarding the Optionee's competing with the Company and stock restrictions.


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